Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Second Quarter of 2020 and Suspension of Quarterly Dividend

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - June 22, 2020 -- Ark Restaurants Corp. (Nasdaq:ARKR) today reported financial results for the second quarter ended March 28, 2020 and announced that the Company's Board of Directors has suspended the declaration and payment of the quarterly dividend until such time as it deems appropriate to reinstate.
COVID-19 Update
The Company’s 2020 fiscal year started strong with revenues and same store sales up 7.3% and 3.5%, respectively for the first quarter compared to the prior year and continuing through February. However, as the novel Coronavirus (“COVID-19”) rapidly spread throughout the world and to the United States we began to experience the impacts of COVID-19 during March 2020, resulting in a decline in traffic in early March and the government mandated temporary closures of all of our restaurants during the last two weeks of March 2020, with all locations closed as of March 28, 2020. In addition to the decrease in restaurant revenue from the closures, the Company estimates that it incurred approximately $700,000 of costs directly related to COVID-19 in the 13 weeks ended March 28, 2020 consisting primarily of payments to employees for paid-time off during restaurant closures, inventory waste, and rent and rent related costs for closed restaurants from the day that they closed.
In response to these business disruptions and liquidity concerns caused by the COVID-19 pandemic, the Company took the following actions:

•
Furloughed all hourly employees and approximately 95% of restaurant management personnel, while enacting temporary salary reductions for all remaining restaurant management personnel. In addition, the Company temporarily reduced the pay of all corporate and administrative staff by 50% to 75%, temporarily reduced senior management salaries by 75% to 95%, and temporarily suspended all board fees.

•
Subsequent to the second quarter of 2020, the Company entered into a Payment Suspension Agreement with its bank which deferred all monthly interest payments through June 1, 2020 and deferred aggregate principal payments of $675,000 due on June 1, 2020 to the respective loan maturity dates. In addition, our bank agreed to relaxed financial covenants through fiscal Q3 2021.

•	Indefinitely deferred the payment of the $0.25 dividend declared on March 2, 2020.

•	Suspended future dividend payments until such time as the Board deems appropriate to reinstate.

•	Canceled or delayed all non-essential capital expenditures.

•
Suspended the vast majority of lease payments for the months of April, May and June 2020 and is currently in negotiations for rent concessions, abatements and deferrals with its landlords to reduce these lease payments. While some landlords have agreed to certain concessions subsequent to quarter end, there can be no assurance that the Company will be successful in obtaining all, or any, of the relief it is continuing to seek.

•
Certain Company subsidiaries applied for and received an aggregate of approximately $14.9 million of loans under the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020 (see below).

•	Utilized additional provisions of the CARES Act to obtain tax savings as well as the deferral of our portion of social security taxes to future years.
The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Management is continually evaluating the impact of the global crisis on its financial condition, liquidity, operations, suppliers, industry, and workforce and will take additional actions as necessary. The disruption in operations has led the Company to consider the impact of the COVID-19 pandemic on its liquidity, debt covenant compliance, and recoverability of long-lived and ROU assets, goodwill and intangible assets, among others. If these disruptions continue, the Company expects a continued material negative impact on its consolidated financial condition, future results of operations and liquidity. The extent of such negative impact will be determined, in part, by the longevity and severity of the pandemic.
Due to the rapid development and fluidity of this situation, the Company cannot determine the ultimate impact that the COVID-19 pandemic will have on the Company’s consolidated financial condition, liquidity, and future results of operations, and therefore any prediction as to the ultimate material adverse impact on the Company’s consolidated financial condition, liquidity, and future results of operations is uncertain. We cannot predict how soon we will be able to reopen all of our restaurants at full capacity, and our ability to reopen will depend in part on the actions of a number of governmental bodies over which we have no control. Moreover, once restrictions are lifted, it is unclear how quickly customers will return to our restaurants, which may be a function of continued concerns over safety and/or depressed consumer sentiment due to adverse economic conditions, including job losses.
Paycheck Protection Program Loans
As a result of the Company being a micro-cap public company with limited public float and trading, it has limited access to equity and debt capital markets compared to other larger public companies. In addition, the Company has limited capacity under its current credit facilities that substantially limit its ability to borrow or take on any significant additional debt. Accordingly, subsidiaries of the Company applied for, and received, an aggregate of approximately $14.9 million in Paycheck Protection Program loans. Consistent with the purpose of the Paycheck Protection Program, the Company intends to use those funds primarily to bring back its workforce, as it continues to reopen restaurants and rebuild its business. Before its subsidiaries applied for the loans, the Company determined that, considering the current economic uncertainty, the Paycheck Protection Program loans were necessary to support their ongoing operations.
Before accepting the loans, the Company conducted an extensive and comprehensive review, including consultations with its outside advisors, to validate that it met the guidance issued by the U.S. Small Business Administration. In making that determination, the Company and its subsidiaries considered their current business activity and the Company’s ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to its business.
Second Quarter 2020 Financial Results
Total revenues for the 13 weeks ended March 28, 2020 were $34,002,000 versus $35,311,000 for the 13 weeks ended March 30, 2019. The 13 weeks ended March 28, 2020 includes revenues of $3,058,000 related to JB’s on the Beach in Deerfield Beach, FL which was acquired on May 15, 2019.
Total revenues for the 26 weeks ended March 28, 2020 were $77,516,000 versus $75,859,000 for the 26 weeks ended March 30, 2019. The 26 weeks ended March 28, 2020 includes revenues of $5,480,000 related to JB’s on the Beach in Deerfield Beach, FL which was acquired on May 15, 2019. The 26 weeks ended March 30, 2019 includes revenues of $1,039,000 related to Durgin-Park which was closed January 12, 2019.
Company-wide same store sales are not meaningful as a result of the temporary closure of all of our restaurants in March 2020.
The Company’s EBITDA for the 13 weeks ended March 28, 2020, adjusted for non-controlling interests, non-cash stock option expense and loss from lease termination was ($531,000) versus EBITDA adjusted for non-controlling interests, non-cash stock option expense and losses incurred on the closure of Durgin-Park (discussed below) of $1,323,000 during the same 13-week period of last year. Net loss for the 13 weeks ended March 28, 2020 was ($1,778,000) or ($0.51) per basic and diluted share, compared to a net loss of ($669,000) or ($0.19) per basic and diluted share, for the same 13-week period in the prior year.
The Company’s EBITDA for the 26 weeks ended March 28, 2020, adjusted for non-controlling interests, non-cash stock option expense and loss on lease termination was $2,955,000 versus EBITDA adjusted for non-controlling interests, non-cash stock option expense and losses incurred on the closure of Durgin-Park (discussed below) of $3,867,000 during the same 13-week period of last year. Net loss for the 26 weeks ended March 28, 2020 was ($265,000)

or ($0.08) per basic and diluted share, compared to a net loss of ($731,000) or ($0.21) per basic and diluted share, for the same 26-week period in the prior year.
As of December 29, 2018, the Company determined that it would not be able to operate Durgin-Park profitably due to decreased traffic at the Faneuil Hall Marketplace in Boston, MA, where it was located, and rising labor costs. As a result, included in the Consolidated Statement of Operations for the 13 and 26 weeks ended March 30, 2019 are losses on closure in the amount of $39,000 and $1,106,000 consisting of: (i) impairment of trademarks of $721,000, (ii) accelerated depreciation of fixed assets of $333,000, and (iii) write-offs of prepaid and other expenses of $52,000. The restaurant was closed on January 12, 2019.
The Company adopted the new lease accounting standards on September 29, 2019 (the first day of fiscal year 2020) which requires us to recognize assets and liabilities for leases with lease terms of more than twelve months on our balance sheet. We used a modified retrospective approach and therefore did not restate comparative periods for those lease contracts for which we have taken possession of the property as of September 28, 2019. Accordingly, prior period amounts were not revised and continue to be reported in accordance with the accounting standards then in effect. As a result of the adoption of this standard, we recorded right-of-use assets of $62,330,000 and lease liabilities related to our real estate operating leases of $63,943,000. The adoption of this standard did not materially impact retained earnings or our Consolidated Condensed Statement of Operations and had no impact on cash flows.
Restaurant Re-Openings
As a result of state and local governments lifting stay at home orders and mandatory shut-down requirements, as of June 22, 2020, the Company has reopened: (i) all of its properties located in Florida and Alabama, (ii) its operations in the New York-New York Hotel & Casino Resort in Las Vegas, (iii) Sequoia in Washington DC, (iv) The Porch at Bryant Park in New York, NY, and (v) Bryant Park Grill and Café in New York, NY, at varying levels of limited capacity as allowed by federal, state and local governments.
About Ark Restaurants Corp.
Ark Restaurants owns and operates 20 restaurants and bars, 17 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, Nevada and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, three are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operation at the Foxwoods Resort Casino in Connecticut consists of one fast food concept. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach and JB’s on the Beach in Deerfield Beach, and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.
Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Operations
For the 13- and 26-week periods ended March 28, 2020 and March 30, 2019
(In Thousands, Except per share amounts)

	13 Weeks Ended March 28, 2020	13 Weeks Ended March 30, 2019	26 Weeks Ended March 28, 2020	26 Weeks Ended March 30, 2019

TOTAL REVENUES	$34,002	$35,311	$77,516	$75,859
COSTS AND EXPENSES:
Food and beverage cost of sales	9,578	9,791	20,518	20,268
Payroll expenses	13,103	12,979	28,224	27,084
Occupancy expenses	3,830	3,808	9,269	8,812
Other operating costs and expenses	5,654	5,236	10,982	10,211
General and administrative expenses	2,397	2,193	5,451	5,601
Loss of termination of lease	364	—	364	—
Loss on closure of Durgin-Park	—	39	—	1,106
Depreciation and amortization	1,012	1,187	2,208	2,393
Total costs and expenses	35,938	35,233	77,016	75,475
OPERATING INCOME (LOSS)	(1,936)	78	500	384
INTEREST EXPENSE, NET	242	331	688	629
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(2,178)	(253)	(188)	(245)
Provision (benefit) for income taxes	(414)	423	(95)	446
CONSOLIDATED NET LOSS	(1,764)	(676)	(93)	(691)
Net (income) loss attributable to non-controlling interests	(14)	7	(172)	(40)
NET LOSS ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(1,778)	$(669)	$(265)	$(731)

NET LOSS PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$(0.51)	$(0.19)	$(0.08)	$(0.21)
Diluted	$(0.51)	$(0.19)	$(0.08)	$(0.21)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,500	3,475	3,499	3,475
Diluted	3,500	3,475	3,499	3,475

EBITDA Reconciliation:
Loss before provision (benefit) for income taxes	$(2,178)	$(253)	$(188)	$(245)
Depreciation and amortization	1,012	1,187	2,208	2,393
Interest expense, net	242	331	688	629
EBITDA (a)	$(924)	$1,265	$2,708	$2,777
EBITDA adjusted for non-controlling interests, non-cash stock option expense and losses on lease termination and the closure of Durgin-Park
EBITDA (as defined) (a)	(924)	1,265	2,708	2,777
Net (income) loss attributable to non-controlling interests	(14)	7	(172)	(40)
Non-cash stock option expense	43	12	55	24
Loss on lease termination	364	—	364	—
Loss closure of Durgin-Park	—	39	—	1,106
EBITDA, as adjusted	$(531)	$1,323	$2,955	$3,867

(a)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, income before provision for income taxes, is included above.